                                                                     EXHIBIT 4.3


THE SALE AND ISSUANCE OF THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (ii) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

WARRANT NO. ST-___                                              _________ SHARES
                                                         (subject to adjustment)

DATED:  July ____, 2001

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                             OAKHURST COMPANY, INC.

                            Void after July 18, 2011
This certifies that for value received, ___________________, or registered assigns (the "Holder") is entitled, subject to the terms set forth below, to purchase from Oakhurst Company, Inc., a Delaware corporation (the "Company") Forty-Eight Thousand Six Hundred Eighty-Eight (48,688) shares (the "Warrant Shares") of the Common Stock, $0.01 par value per share, of the Company (the "Common Stock") upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued effective as of the date set forth above (the "Warrant Issue Date") and is one of a series of warrants issued in connection with that certain Transaction Agreement of even date herewith between the Company, the Holder and others (the "Transaction Agreement.")

1. EXERCISE TERM OF WARRANT. Subject to the terms and conditions set forth herein and except as provided below, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date that is fifty-four
     (54) months after the Warrant Issue Date and ending at 5:00 p.m., Eastern Time on the tenth (10th) anniversary of the Warrant Issue Date, and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall become exercisable commencing immediately prior to the occurrence of any event described in Section 11(a) below that results in a person or group of persons acquiring more than fifty percent (50%) of the issued and outstanding capital stock of the Company on a fully-diluted basis. For purposes of this Warrant, a "person" shall be deemed to include natural persons, firms, corporations, partnerships, associations, joint ventures, joint stock companies, trusts, unincorporated organizations and any other private or public entities, whether or not any of the foregoing are acting on their behalf or in a representative capacity.

2. EXERCISE PRICE. The Exercise Price at which this Warrant may be exercised shall be equal to One Dollar and Fifty Cents ($1.50) per share. The Exercise Price shall be subject to adjustment as provided below.

3.   EXERCISE OF WARRANT.

     (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time, or from time to time, during the term hereof as set forth in Section 1, above, by the surrender of this Warrant and the Notice of Exercise attached as Annex I hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment by cashier's check payable to the Company or by wire transfer of the purchase price of the shares to be purchased.

     (b) This Warrant shall be deemed to have been exercised at 5:00 p.m. Eastern Time on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares at such date and time. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense shall execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

     (c) Notwithstanding the provisions of Section 3(a), above, the Holder may at its option elect to pay some or all of the purchase price payable upon an exercise of this Warrant by canceling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by applying the following formula:

                                           Y(A-B)
                                      X = --------
                                              A

       where:

                   X = The number of Warrant Shares to be issued to the Holder. Y = The number of shares of Common Stock being purchased under this Warrant as set forth on the Exercise Form.
                   A = The Fair Market Value per share of Common Stock.
                   B = The Exercise Price.

     (d) For purposes of this Warrant, the "Fair Market Value" per share of Common Stock shall be determined as follows:

          (i) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the exercise date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the exercise date

               (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to the following clause (ii)); and

          (ii) if the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Company to represent the fair market value per share of the Common Stock. Upon request of the Holder, the Board of Directors (or a representative thereof) shall promptly notify the Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the exercise date, then the Board of Directors shall make a determination of the Fair Market Value per share of the Common Stock within fifteen (15) days of a request by the Holder that it do so; and the exercise of this Warrant pursuant to this subsection shall be delayed until such determination is made.

     4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Fair Market Value per share of Common Stock multiplied by such fraction.

     5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6. RIGHTS OF STOCKHOLDERS. Subject to Sections 9 and 11 of this Warrant, the Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

     7.   TRANSFER OF WARRANT.

          (a) Warrant Register. The Company shall maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the

               Warrant Register, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

          (c)  Transferability and Non-negotiability of Warrant.

               (i) This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are reasonably requested by the Company.)

               (ii) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (A) a transfer by the Holder to an affiliate, provided that the transferee agrees in writing to be subject to all of the terms of this Warrant; or (B) a transfer made in accordance with Rule 144 under the Act.

               (iii) Subject to the foregoing restrictions, this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form attached as Annex II hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

          (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

          (e) Compliance with Securities Laws. The Holder of this Warrant, by acceptance hereof, acknowledges (i) that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and (ii) that the Holder shall not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     8. RESERVATION OF STOCK. The Company covenants that during the term that this Warrant is exercisable, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, shall take all steps necessary to amend its

          Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     9.   NOTICES.

          (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial or Chief Executive Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed by first-class mail, postage prepaid, to the Holder of this Warrant. To the extent that the Company has prior knowledge of such event, it shall use commercially reasonable efforts to give the Holder at least ten (10) days prior written notice thereof, and to the extent it does not have such knowledge, it shall give the Holder notice of the adjustment within fifteen (15) days after such event.

          (b)  In the event--

               (i) that the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

               (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

               (iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

          (c) All such notices, advice and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

     10.  AMENDMENTS & WAIVERS.

          (a) Subject to the provisions of Section 13(e), any term of this Warrant may be amended with the written consent of the Company and the Holder provided that such amendment does not give the Holder any priority or rights that are substantially greater than those of other holders of the Company's warrants.

          (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of or exception to any such term, condition or provision.

     11. ADJUSTMENTS. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

          (a)  Merger, Sale of Assets, etc.

               (i) If at any time while this Warrant or any portion hereof is outstanding and unexpired, there shall be (A) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein); (B) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity or a merger (including a reverse triangular merger) in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise; or (C) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, consolidation, merger, sale or transfer, all subject to further adjustment as provided in this Section 11.

               (ii) Notwithstanding the foregoing sentence, if (A) there shall occur any reorganization, consolidation, merger, sale or transfer involving the Company in which the Common Stock is converted into or exchanged for anything other than solely equity securities; (B) the common stock of the acquiring or surviving company is publicly traded; and (C) the acquiring or surviving company agrees to the following, then, as part of any such reorganization, recapitalization, consolidation or merger, (1) the Holder shall have the right thereafter to receive upon the exercise of this Warrant such number of shares of common stock of the acquiring or surviving company as is determined by multiplying (x) the number of shares of Common Stock then subject to this Warrant by (y) a fraction, the numerator of which is the Fair Market Value per share of Common Stock as of the effective date of such transaction, and the denominator of which is the fair market value per share of common stock of the acquiring or surviving company as of the effective date of such transaction, as determined in good faith by the Board of Directors of the Company (using the principles set forth in Section 3(d) to the extent applicable); and (2) the exercise price per share of common stock of the acquiring or surviving company shall be the Exercise Price divided by the fraction referred to in clause (y) above.

               (iii) The foregoing provisions of this Section 11(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          (b) Reclassification, etc. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this
               Section 11.

          (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant or any portion hereof remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased, and the number of shares of such securities for which this Warrant may be exercised shall be proportionately increased, in the case of a split or subdivision, or the Exercise Price for such securities shall be proportionately increased and the number of shares of such securities for which this Warrant may be exercised shall be proportionately decreased, in the case of a combination.

          (d) Adjustments for Dividends in Stock or Other Securities or Property. If at any time while this Warrant or any portion hereof remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11. Notwithstanding the foregoing, the Company agrees that it shall not make or authorize any cash dividend or other distribution of property (other than securities) on its capital stock to any holders thereof unless the Warrant is or is made to become exercisable at such date and shall remain exercisable from such date until the 10th anniversary of the Warrant Issue Date.

          (e)  Adjustment For Diluting Issuances.

               (i) For purposes of this Section 11(e), the following definitions shall apply:

                    (A) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock other than Excluded Securities (as defined below;)

                    (B) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, other than Excluded Securities;

                    (C) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or deemed to be issued) by the Company after the Warrant Issue Date, other than:

                         (1) shares of Common Stock issued or issuable upon conversion or exchange of any Convertible Securities outstanding on the Warrant Issue Date;

                         (2)  Excluded Securities; or

                         (3) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that are covered elsewhere in this Section 11.

                    (D) "Excluded Securities" shall mean Common Stock issued to officers, employees, or directors of, or consultants to, the Company (including officers, employees, or directors of, or consultants to its affiliates), pursuant to any agreement, plan, or arrangement that has been approved by the Board of Directors of the Company, or options to purchase or rights to subscribe for such Common Stock or securities by their terms convertible into or exchangeable for such Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, in each case as approved by the Board of Directors; provided, however, that to the extent the number of shares of Common Stock issued or issuable pursuant to all such agreements, plans, arrangements, options and rights exceed an aggregate of ten percent (10%) of the Common Stock outstanding from time to time on a fully diluted basis, such shares shall not be considered Excluded Securities.

               (ii) In the event the Company shall at any time after the Warrant
                    Issue Date issue Additional Shares of Common Stock, without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issue, then and in such event, the Exercise Price shall be reduced, concurrently with such issue, to the price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, (A) the numerator of which shall be
                     (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (x) for the purpose of this Section 11(e), all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and
                     (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation. In addition, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

               (iii) If the Company at any time or from time to time after the
                     Warrant Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share of such Additional Shares of Common Stock would be less than the Exercise Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:
                     (i) no further adjustment in the Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities; (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, then upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; (iii) upon the expiration or termination of any such unexercised Option, the Exercise Price shall not be readjusted; (iv) in the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change; and (v) no readjustment pursuant to clause (ii) or
                     (iv) above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (A) the Exercise Price on the original adjustment date, or (B) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date. In the event the Company, after the Warrant Issue Date, amends the terms of any such Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Warrant Issue Date or were issued after the Warrant Issue
                     Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Warrant Issue Date and the provisions of this Section 11(e)(iii) shall apply.

               (iv) The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 11(e)(iii), relating to Options and Convertible Securities, shall be determined by dividing: (i)the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments;
               (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

          (g) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

          (h) The Company represents to the Holder that attached hereto as Annex IV is a complete and accurate list of the capitalization of the Company including a complete and accurate list of (i) all outstanding shares of Common Stock of the Company on a fully diluted basis (assuming the conversion into, or exercise for, Common Stock of all securities, including warrants and options, convertible into or exercisable for, Common Stock,) indicating in each such case (A) the number and class or series of Company shares subject to each option and warrant and (for Company shares other than Common Stock) the number of share of Common Stock (if any) into which such Company shares are convertible; (B) the exercise price, date of grant, vesting schedule and expiration date for each option or warrant; and (C) any terms regarding the acceleration of vesting; (ii) all stock option plans and other stock or equity-related plans of the Company, including an indication of the number of shares issuable thereunder; and (iii) an estimate of the shares and warrants anticipated to be issued in the contemplated transaction with Sterling Construction Company.

     12. REGISTRATION RIGHTS. Whenever the Company proposes to file a registration statement other than on Forms S-4 or S-8 (and any successors thereto) under the Act with respect to the Common Stock (a "Registration Statement") at any time and from time to time, prior to such filing it will give written notice to the Holder of its intention to do so. Upon the written request of the Holder given within twenty
          (20) days after the Company provides such notice (which request shall state the Holder's intended method of disposition of such shares), the Company shall use commercially reasonable efforts to cause all Warrant Shares which the Company has been requested by the Holder to register to be registered under the Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Holder. If the registration for which the Company gives such notice is a registered public offering involving an underwriting, the Company shall so advise the Holder and the right of the Holder to include its Warrant Shares in such registration shall be conditioned upon the Holder's participation in such underwriting on the terms thereof, which terms, however, shall be no more onerous to the Holder than the terms applicable to all stockholders registering shares under the Registration Statement, and if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the number of Warrant Shares to be included in the Registration Statement shall be accordingly reduced; provided however, that the number of shares that the Holder shall be entitled to include shall not be less than its pro rata share of the shares to be registered by it and by the holders of the Sterling Warrants (as defined below), or the shares issuable hereunder and thereunder, based on the number of shares issuable under this Warrant in relation to the shares issuable hereunder and under the Sterling Warrant.

          (a) Registration Procedures. In connection with the filing by the Company of a Registration Statement, the Company shall furnish to the Holder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Act. The Company shall use commercially reasonable efforts to register or qualify the Warrant Shares covered by the Registration Statement under the securities laws of each state of the United States; provided, however, that the Company shall not be required in connection with this Section 12(a) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction. If the Company has delivered preliminary or final prospectuses to the Holder and after having done so the prospectus is amended or supplemented to comply with the requirements of the Act, the Company shall promptly notify the Holder and, if requested by the Company, the Holder shall immediately cease making offers or sales of shares under the Registration Statement and return all prospectuses to the Company. The Company shall promptly provide the Holder with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Holder shall be free to resume making offers and sales under the Registration Statement. The Company shall pay the expenses incurred by it in complying with its obligations under this Section 12, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, and fees and expenses of accountants for the Company, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Holder in connection with sales under the Registration Statement and (ii) the fees and expenses of any counsel retained by Holder.

          (b) Requirements of Holder. The Company shall not be required to include any Warrant Shares in the Registration Statement unless:

               (i) the Holder furnishes to the Company in writing such information regarding the Holder and the proposed sale of Warrant Shares by the Holder as the Company may reasonably request in writing in connection with the Registration Statement or as shall be required in connection therewith by the U.S. Securities and Exchange Commission or any state securities law authorities;

               (ii) the Holder shall have provided to the Company its written agreement:

                    (A) to indemnify the Company and each of its directors and officers (collectively the "Company Indemnitees") against, and hold the Company Indemnitees harmless from, any losses, claims, damages, expenses or liabilities to which the Company Indemnitees may become subject by reason of any untrue statement of a material fact contained in the Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages, expenses or liabilities arise out of, or are based upon, information furnished to the Company by the Holder for use in the Registration Statement or are in conformity with, a written statement by the Holder furnished pursuant to Section 12(b)(i); and

                    (B) to report to the Company sales made pursuant to the Registration Statement.

          (c) Indemnification. The Company agrees to indemnify and hold harmless the Holder against any losses, claims, damages, expenses or liabilities to which Holder may become subject by reason of any untrue statement of a material fact contained in the

               Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Company by the Holder for use in the Registration Statement or are in conformity with, a written statement by the Holder furnished pursuant to Section 12(b)(i).

     13.  GENERAL.

          (a) Governing Law. This Warrant shall be governed by and construed according to the laws of the State of Delaware.

          (b) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to either party upon any breach or default under this Warrant, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of either party of any breach or default under this Warrant, or any waiver on the part of either party of any provisions or conditions of this Warrant, must be in writing and signed by the party to be bound thereby. All remedies, either under this Warrant or by law or otherwise afforded to either of the parties, shall be cumulative and not alternative.

          (c) Captions. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Warrant.

          (d) Receipt. Upon the receipt of this Warrant, _________________ shall execute and deliver to the Company the form of Receipt attached hereto as Annex III.

          (e) The Company has agreed that this Warrant and the other warrants or rights to purchase Common Stock issuable pursuant to the Transaction Agreement shall at all times be substantially the same from an economic viewpoint (other than the number of shares issuable thereunder and the differences in their issue dates) as the warrant issued to KTI, Inc. dated July 3, 2001

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by an officer thereunto duly authorized.

OAKHURST COMPANY, INC.



By:
   -------------------------------------------
    Robert M. Davies, Chief Executive Officer

                                     ANNEX I
                               NOTICE OF EXERCISE

TO: Oakhurst Company, Inc.:

(1) The undersigned hereby irrevocably elects to purchase _____ shares of Common Stock of Oakhurst Company, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full consisting of $______ in lawful money of the United States; or the cancellation of such portion of the attached Warrant as is exercisable for a total of __________ Warrant Shares (using a Fair Market Value per share of Common Stock of $________ for purposes of this calculation).

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned shall not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(3) Please issue a certificate or certificates representing said shares of Common Stock, and pay any cash for any fractional share to:

NAME                          ADDRESS                         NUMBER OF SHARES



(4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned and/or, if the undersigned has completed an Assignment Form in the form of Annex II to this Warrant, in such other names and amounts as is specified in such Assignment Form.


Dated:                                      Holder:
       ---------------------                        ----------------------------

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                    ANNEX II
                                 ASSIGNMENT FORM

For value received, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

and does hereby irrevocably constitute and appoint Attorney __________________ to make such transfer on the books of Oakhurst Company, Inc. maintained for such purpose, with full power of substitution in the premises.

NAME                              ADDRESS                       NUMBER OF SHARES



The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that the Assignee shall not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:                                      Holder:
       ---------------------                        ----------------------------

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                    ANNEX III
                                 WARRANT RECEIPT

The undersigned ________________ hereby acknowledges and represents to Oakhurst Company, Inc. (the "Company") (i) that it has received that certain Warrant To Purchase Common Stock dated July 18, 2001 covering the shares of the common stock, $0.01 par value per share, of the Company provided for in the first paragraph of such warrant (the "Warrant;") and (ii) that on the date hereof the Warrant has a nominal value, is speculative in nature, and that there is substantial risk that the Warrant will not be exercised.




                                                       Dated:             , 2001
-------------------                                           ------------